UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 4, 2021

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202

(Address of Principal Executive Office)

(513) 397-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 4, 2021, Cincinnati Bell Inc. (the “Company”) filed a Current Report on Form 8-K to report the appointment of Joshua T. Duckworth as Chief Financial Officer of the Company, effective December 1, 2021 (the “October 4, 2021 Current Report”).

This Amendment No. 1 to Form 8-K is being filed to amend Item 5.02 of the October 4, 2021 Current Report to additionally report that, in connection with Mr. Duckworth’s appointment as Chief Financial Officer, the Company and Mr. Duckworth amended and restated his employment agreement, effective as of December 1, 2021, to provide that he would serve as the Company’s Chief Financial Officer.

Mr. Duckworth’s amended and restated employment agreement has an initial term of one year, which automatically renews annually for an additional period of one year, subject to earlier termination as provided in the agreement. The agreement also provides that he will receive a base salary of at least $380,000 per year and an annual bonus targeted at not less than 100% of his base salary, and that annually he will receive a formal performance review and be considered for base salary and/or bonus target increases.

The Company is not permitted to terminate Mr. Duckworth’s employment within one year after the effective date of the amended and restated agreement other than for cause or Mr. Duckworth’s death or disability. If Mr. Duckworth’s employment thereafter is terminated by the Company without cause or if constructive termination is deemed to have occurred, he will be entitled to receive, in addition to his accrued but unpaid compensation, a lump sum payment equal to two times his then current base salary plus continued access to medical, dental and vision coverage for a period of up to 18 months or, at the Company’s option, a lump sum payment equal to the amount he would be required to pay to continue group health coverage for 18 months.

The agreement also provides that Mr. Duckworth will not compete with the Company, nor solicit customers or employees of the Company, nor interfere with the Company’s business in any other way, for a period of two years following termination of his employment.

Item 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	April 2, 2024	By:	/s/ Mary E. Talbott
Name: Mary E. Talbott Title: Chief Legal Officer